Exhibit 99.1

Montpelier Re Holdings Ltd. Announces Resignation of Director

     HAMILTON, Bermuda–(BUSINESS WIRE)–November 2, 2006–Montpelier Re Holdings Ltd. (NYSE: MRH) today announced that Steven J. Gilbert has advised the Company of his intention to resign as a member of the Board of Directors for personal reasons. The resignation would be with effect from the conclusion of the Company’s next regular meeting of the Board of Directors on November 17, 2006.

     Anthony Taylor, Chairman and Chief Executive, said, “We are most grateful to Steve for all his fine insights and service to the Company through its formative years.”

     Montpelier Re Holdings Ltd., through its operating subsidiary Montpelier Reinsurance Ltd., is a premier provider of global property and casualty reinsurance and insurance products. Additional information can be found in Montpelier Re Holdings’ public filings with the Securities and Exchange Commission.

      Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

     This press release contains, and Montpelier Re Holdings may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Montpelier’s control, that could cause actual results to differ materially from such statements. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.

     Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; evolving interpretive issues with respect to coverage as a result of Hurricanes Katrina, Rita and Wilma; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually received from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to, among other things, increased retentions by cedants and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. These and other events that could cause actual results to differ are discussed in detail in “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2005 and our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006, which we have filed with the Securities and Exchange Commission.

     Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Source: Montpelier Re Holdings Ltd.

Contact: Montpelier Re Holdings Ltd. Investor Relations: William Pollett, 441-297-9576 SVP & Treasurer or Media: Jeannine Klein Menzies, 441-297-9570 Corporate Affairs Manager